June 8, 1998 Form 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

                Date of report (Date of earliest event reported):
                                  June 8, 1998

                        SIEMANN EDUCATIONAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


   COLORADO                     33-18174                      84-1067172
(State or other         (Commission File Number)      (IRS Employer I.D. Number)
jurisdiction of
incorporation)


                      405 SOUTH PLATTE RIVER DRIVE SUITE 3A
                             DENVER, COLORADO 80203
                    (Address of principal executive offices)


        Registrant's telephone number, including area code:(303) 733-9673

Item 7.  Financial Statements and Exhibits



                         DATA PROCESSING TRAINERS, INC.
                              FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                           DECEMBER 31, 1997 AND 1996

                                TABLE OF CONTENTS
                                -----------------

                                                                          Page
                                                                          ----

Independent Auditors' Report                                                1

Balance sheets                                                              2

Statements of operations                                                    3

Statements of stockholder's equity                                          4

Statements of cash flows                                                    5

Notes to financial statements                                          6 - 14

Pro forma financial data                                              15 - 17

(a) Financial statements of business acquired


                          INDEPENDENT AUDITORS' REPORT





     The Board of Directors
      and Stockholders
     Data Processing Trainers, Inc.
     Philadelphia, Pennsylvania

     We have audited the accompanying balance sheets of Data Processing Trainers, Inc. as of December 31, 1997 and 1996 and the related statements of operations, stockholder's equity and cash flows for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Data Processing Trainers, Inc. as of December 31, 1997 and 1996, and the results of its operations and cash flows for the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles.




                                                 GORDON, HUGHES & BANKS, LLP



      Englewood, Colorado
      April 24, 1998




                                 DATA PROCESSING TRAINERS, INC.
                                         BALANCE SHEETS
                                AS OF DECEMBER 31, 1997 AND 1996


                                             Assets


                                                                       1997              1996
                                                                   -----------       -----------
Current assets:
     Cash                                                          $   338,137       $    68,105
     Accounts receivable, less allowance for
          doubtful accounts of $6,600 in 1997                        1,125,876           507,022
     Inventory                                                          75,632            42,991
     Prepaid expenses                                                   24,618             6,332
                                                                   -----------       -----------

          Total current assets                                       1,564,263           624,450

     Property and equipment, net                                       300,799           163,914

     Other assets                                                       22,102            20,596
                                                                   -----------       -----------

          Total assets                                             $ 1,887,164       $   808,960
                                                                   ===========       ===========

                              Liabilities and Stockholder's Equity


 Current liabilities:
      Accounts payable                                             $    56,800       $    27,742
      Accrued employee benefits                                        107,733            50,138
      Deferred tuition revenue                                       1,095,977           692,165
      Current maturities of capital leases                              71,654                 0
                                                                   -----------       -----------

           Total current liabilities                                 1,332,164           770,045

 Capital leases, net of current maturities                             109,464                 0
                                                                   -----------       -----------

           Total liabilities                                         1,441,628           770,045

 Stockholder's equity:
      Common stock $.01 per value, 1,000 shares authorized,
           100 shares issued and outstanding                                 1                 1
      Additional paid-in capital                                        24,754            24,754
      Retained earnings                                                525,210           359,090
                                                                   -----------       -----------
           Total stockholder's equity                                  549,965           383,845
      Less: accounts receivable - stockholder                         (104,429)         (344,930)
                                                                   -----------       -----------
           Net stockholder's equity                                    445,536            38,915
                                                                   -----------       -----------

 Total liabilities and stockholder's equity                        $ 1,887,164       $   808,960
                                                                   ===========       ===========

                         The accompanying notes are an integral part of
                                   these financial statements.
                                                                                          Page 2


                         DATA PROCESSING TRAINERS, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                         1997           1996
                                                     -----------    -----------
Revenue:
     Tuition revenue & fees                          $ 6,553,668    $ 5,107,050
     Textbooks                                           203,681        183,507
     Other                                                21,758         20,148
                                                     -----------    -----------
          Total revenues                               6,779,107      5,310,705
                                                     -----------    -----------

Operating expenses:
     Educational services and facilities               3,782,853      2,531,622
     Cost of textbooks                                   197,457        221,800
     Selling and promotion                               422,664        272,161
     General and administrative                        1,984,947      2,156,681
     Depreciation and amortization                       116,001         59,849
                                                     -----------    -----------
          Total operating expenses                     6,503,922      5,242,113
                                                     -----------    -----------


Income from operations                                   275,185         68,592


Interest (expense)                                       (10,065)            (0)
                                                     -----------    -----------


Net income                                           $   265,120    $    68,592
                                                     ===========    ===========


     Net income per common share                     $     2,651    $       686
                                                     ===========    ===========


     Weighted number of common shares outstanding            100            100
                                                     ===========    ===========



                 The accompanying notes are an integral part of
                           these financial statements.
                                                                          Page 3


                                            DATA PROCESSING TRAINERS, INC.
                                          STATEMENTS OF STOCKHOLDER'S EQUITY
                                    FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                                                         Total         Accounts       Net
                                      Common Stock           Paid In     Retained     Stockholder's   Receivable  Stockholder's
                                   Shares       Amount       Capital     Earnings        Equity      Stockholder     Equity
                                  ---------    ---------    ---------    ---------     ----------    -----------    ---------

Balances, December 31, 1995             100    $       1    $  24,754    $ 290,498     $ 315,253

Net income                                0            0            0       68,592        68,592
                                  ---------    ---------    ---------    ---------     ---------

Balances, December 31, 1996             100            1       24,754      359,090       383,845     $(344,930)     $  38,915

Net income                                0            0            0      265,120       265,120
Distribution to owner                     0            0            0      (99,000)      (99,000)
                                  ---------    ---------    ---------    ---------     ---------

Balances, December 31, 1997             100    $       1    $  24,754    $ 525,210     $ 549,965     $(104,429)     $ 445,536
                                  =========    =========    =========    =========     =========





                                           The accompanying notes are an integral
                                             part of these financial statements.

                                                                                                                       Page 4


                             DATA PROCESSING TRAINERS, INC.
                                STATEMENTS OF CASH FLOWS
                     FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                                    1997           1996
                                                                 ---------      ---------

Cash flows from operating activities:
     Net income                                                  $ 265,120      $  68,592
     Cash provided (used) by operating activities:
        Depreciation and amortization                              116,001         59,849
        Non-cash compensation                                      344,930              0
        Change in operating assets and liabilities:
          Students accounts  receivable                           (618,854)       (48,104)
          Inventory                                                (32,641)       (20,991)
          Prepaid expenses and other assets                        (19,792)        14,093
          Accounts payable                                          29,058          7,742
          Accrued employee benefits                                 57,595         50,138
          Deferred tuition income                                  403,812        340,087
                                                                 ---------      ---------

               Net cash provided by operating activities           545,229        471,406
                                                                 ---------      ---------

Cash flows (used) by investing activities:
     Purchases of property and equipment                           (46,222)      (128,203)
                                                                 ---------      ---------

               Net cash (used) by investing activities             (46,222)      (128,203)
                                                                 ---------      ---------


Cash flows (used) by financing activities:
     Payment of capital leases                                     (25,546)             0
     Distribution to owner                                        (203,429)      (344,930)
                                                                 ---------      ---------

          Net cash (used) by financing activities                 (228,975)      (344,930)
                                                                 ---------      ---------

          Net increase (decrease)  in cash                         270,032         (1,727)

Cash, beginning of period                                           68,105         69,832
                                                                 ---------      ---------

Cash, end of period                                              $ 338,137      $  68,105
                                                                 =========      =========

Supplemental disclosure of cash flow information:
     Cash payments for interest                                  $   9,654      $       0
                                                                 =========      =========
Non-cash transaction:
     Acquisition of equipment through capitalized leases         $ 206,664      $       0
                                                                 =========      =========




                         The accompanying notes are an integral
                           part of these financial statements.
                                                                                   Page 5

                         DATA PROCESSING TRAINERS, INC.
                         NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


     ORGANIZATION AND NATURE OF BUSINESS
     -----------------------------------

     Data Processing Trainers, Inc. (the "Company") was incorporated in the State of Pennsylvania on December 16, 1991. The Company is engaged in proprietary education and training with two school facilities located in Philadelphia, Pennsylvania.

     A significant portion of the Company's revenues are provided by students who participate in government financial aid programs. Of total tuition revenue, revenue derived from governmental aid was approximately $3,914,000, or 59.2%, and $3,468,000, or 67.9%, for the years ended
     December 31, 1997 and 1996, respectively. In connection with this participation, the Company is subject to rules and regulations promulgated by the U.S. Department of Education. Failure to comply with the terms and provisions of this participation could lead to suspension or termination of the Company's ability to participate in government financial aid programs and, consequently, could adversely affect the Company's operation.


     REVENUE RECOGNITION
     -------------------

     Revenue is derived primarily from courses taught at the Company's school. Textbook sales to students are recognized when the semester/school year begins. Deferred tuition revenue represents amounts billed for the current educational year, reduced for tuition revenue recognized ratably during the year. If a student withdraws, unearned revenue is reduced by the amount of lost revenue and a refund due to the student is recorded. Refunds are calculated in accordance with federal, state and accrediting agency standards.


     ACCOUNTS RECEIVABLE
     -------------------

     Accounts receivable represent outstanding tuition and fee balances due from students.

                         DATA PROCESSING TRAINERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)


     CONCENTRATION OF CREDIT RISK AND FINANCIAL INSTRUMENTS
     ------------------------------------------------------

     Statement of Financial Accounting Standards ("SFAS") No. 105, "Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk", requires disclosure of significant concentrations of credit risk regardless of the degree of such risk. Financial instruments with significant credit risk include cash and accounts receivable. The carrying amount of assets reasonably approximates their fair value, as determined by the amount of cash or the collectibility of receivables. The carrying value of the Company's debt obligations reasonably approximates their fair value as the stated interest rate approximates current market interest rates of debt with similar terms. As of December 31, 1997, the Company maintained cash balances in excess of $100,000 at one bank. The Company's accounts at this bank are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 1996, the Company did not maintain a cash balance greater than the federally insured limit. Accounts receivable from students are unsecured and subject to significant credit risk unless guaranteed by the Federal government.


     ACCOUNTING ESTIMATES
     --------------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


     INVENTORY
     ---------

     Inventory consists of textbooks which are sold to students enrolled in the educational activities of the Company. Inventory is stated at the lower of cost or market, cost being determined by the first-in, first-out method.


     PROPERTY AND EQUIPMENT
     ----------------------

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the classes of property and equipment. Lives range from three to five years. Depreciation was $116,001 and $59,849 for the years ended December 31, 1997 and 1996, respectively.

                         DATA PROCESSING TRAINERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)


     ADVERTISING COSTS
     -----------------

     Advertising costs are charged to operations when incurred and included in selling and promotion expenses. Advertising expense amounted to $422,664 and $272,161 for the years ended December 31, 1997 and 1996, respectively.


     INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
     -----------------------------------------------------------

     In February 1997 SFAS No. 128, "Earnings Per Share", was issued effective for periods ending after December 15, 1997. There is no impact on the Company's 1996 financial statements from adoption of SFAS No. 128. The Company has adopted the provisions of SFAS No. 128 effective for the year ending December 31, 1997. Stock warrants are not considered in the calculation of net loss per share if their inclusion would be anti-dilutive. The weighted average number of common shares outstanding for the years ended December 31, 1997 and 1996 was 100.

     Income (loss) per share is the amount of earnings (loss) for the period for each common stock share outstanding. Earnings is defined as operating income (loss) less preferred stock dividends for the period. The number of outstanding common shares is determined by the weighted average of shares outstanding during the period. Diluted earnings per share, if any, is the basic earnings per share for the period adjusted for the assumed exercise or conversion of all stock options, warrants or other securities convertible into common stock provided the resulting earnings per share is not anti-dilutive. In years of net loss, there is no diluted earnings per share since the result would be anti-dilutive.


     STATEMENT OF CASH FLOWS
     -----------------------

     For the purposes of the statements of cash flows, the Company considers investments and savings instruments with maturities of three months or less to be cash equivalents.

                         DATA PROCESSING TRAINERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     INCOME TAXES
     ------------

     The Company has elected, with the consent of its stockholder, to be taxed as an "S corporation" for federal income tax purposes. The income or loss of an S corporation is included in the income tax returns of the stockholder and, accordingly, the Company makes no provision for income taxes in its financial statements.


     New Accounting Standards:

     CAPITAL STRUCTURE
     -----------------

     In February 1997, the Financial Accounting Standards Board issued SFAS No, 129, "Disclosure of Information about Capital Structure" ("SFAS No. 129"), which requires companies to disclose all relevant information regarding their capital structure. SFAS No. 129 presentation is required for reporting periods ending after December 15, 1997. Based on the capital structure disclosures presented in the accompanying financial statements and notes thereto, the Company does not believe that any additional disclosures are required as a result of adopting this pronouncement.


     COMPREHENSIVE INCOME
     --------------------

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), which establishes standards for the reporting of comprehensive income. This pronouncement requires that all items recognized under accounting standards as components of comprehensive income, as defined in the pronouncement, be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. The financial statement presentation required under SFAS No. 130 is effective for all fiscal years beginning after December 15, 1997. The Company has not adopted SFAS No. 130 in 1997 but will do so as part of a consolidated group in 1998.

                         DATA PROCESSING TRAINERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


NOTE 2 - PROPERTY AND EQUIPMENT

     A summary of property and equipment is as follows:

                                                            December 31,
                                                       1997              1996
                                                       ----              ----

Furniture and equipment                             $ 413,822         $ 367,600
Equipment under capital
   leases                                             206,664              --
                                                    ---------         ---------
                                                      620,486           367,600
Less accumulated depreciation
   and amortization                                  (319,687)         (203,686)
                                                    ---------         ---------
                                                    $ 300,799         $ 163,914
                                                    =========         =========

     The accumulated depreciation of assets under capital leases was $37,540 at December 31, 1997. The amortization of capital leases is included in depreciation expense.


NOTE 3 - CAPITAL LEASE OBLIGATIONS

     Capital lease obligations at December 31, 1997 consist of the following:

Capital lease obligations to financing companies,
monthly capital lease payments totaling $6,988,
due in full through July 2001, collateralized by
security interests in purchased equipment                             $ 181,118

Less current maturities                                                 (71,654)
                                                                      ---------
                                                                      $ 109,464
                                                                      =========

                         DATA PROCESSING TRAINERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


NOTE 3 - CAPITAL LEASE OBLIGATIONS (continued)

     Aggregate maturities of capital leases at December 31, 1997, are as follows:

     Year ending December 31,
     ------------------------
           1998                                                $       71,654
           1999                                                        72,964
           2000                                                        35,439
           2001                                                         1,061
                                                               --------------
     Total minimum lease payments                                     181,118
     Less: Amount representing interest                               (34,696)
                                                               --------------
     Present value of net minimum lease payments               $      146,422
                                                               ==============

     Interest rates on capitalized leases vary from 9% to 26.78% and are imputed based on the Company's incremental borrowing rate at the inception of each lease.


NOTE 4 - OPERATING LEASES

     The Company leases its school facilities under operating leases. The following is a schedule by years of future minimum rental payments required under the operating leases which expire through April, 2000:

     Year ending December 31,
     ------------------------
              1998                                             $     262,106
              1999                                                   162,762
              2000                                                    54,254
                                                               -------------
                                                               $     479,122
                                                               =============

     Total lease rentals, including common area charges, totaled $289,681 and $292,861 for the years ended December 31, 1997 and 1996, respectively.


NOTE 5 - EMPLOYEE BENEFIT PLANS

     The Company sponsors a 401(K) savings plan, whereby eligible employees may elect to make contributions pursuant to a salary reduction agreement upon meeting age and length-of-service requirements. The Company makes a matching contribution of up to twenty-five percent (25%) of electing employees' deferrals. Matching contributions to the plan were $8,470 and $6,532 for the years ended December 31, 1997 and 1996, respectively.

                         DATA PROCESSING TRAINERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 5 - EMPLOYEE BENEFIT PLANS (continued)

     In addition, the Company sponsors a pension plan, whereby the Company contributes six percent (6%) of eligible employees' base compensation as defined under the terms of the plan. Contributions to the pension plan were $84,470 and $43,605 for the years ended December 31, 1997 and 1996, respectively.


NOTE 6 - REGULATORY

     The Company is subject to extensive regulation by federal and state governmental agencies and accrediting bodies. In particular, the Higher Education Act of 1965, as amended (the "HEA"), and the regulations promulgated thereunder by the U.S. Department of Education ("DOE") subject the Company to significant regulatory scrutiny on the basis of numerous standards that schools must satisfy in order to participate in the various student financial assistance programs under Title IV of the HEA (the "Title IV Programs"). Under the HEA and its implementing regulations, certain financial responsibility and other regulatory standards must be complied with in order to qualify to participate in the Title IV Programs.

     Under such standards, an institution must, among other things: (i) have an acid test ratio (defined as the ratio of cash, cash equivalents, and current accounts receivable to current liabilities) of at least 1:1 at the end of each fiscal year, (ii) have a positive tangible net worth at the end of each fiscal year, (iii) not have a cumulative net operating loss during its two most recent fiscal years that results in a decline of more than 10% of the institution's tangible net worth at the beginning of that two-year period, (iv) collect 85% or less of its education revenues from Title IV Program funds in any fiscal year, and (v) not have cohort default rates on federally funded or federally guaranteed student loans of 25% or greater for three consecutive federal fiscal years. The DOE may measure the financial responsibility standards on a school-by-school basis or on a corporate consolidated basis. Any regulatory violation could be the basis for the initiation of a suspension, limitation or termination proceeding against the Company or its school (institution).

     In November 1997, the DOE published new regulations regarding financial responsibility to take effect in July 1998. The regulations provide a transition year alternative which will permit institutions to have their financial responsibility for the 1998 fiscal year measured on the basis of either the new regulations or the current regulations, whichever are more favorable. Under the new regulations, the DOE will calculate three financial ratios for an institution, each of which will be scored separately and which will then be combined to determine the institution's financial responsibility. If an institution's composite score is below the

                         DATA PROCESSING TRAINERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 6 - REGULATORY (CONTINUED)

     minimum requirement for unconditional approval but above a designated threshold level, such institution may take advantage of an alternative that allows it to continue to participate in the Title IV Programs for up to three years under additional monitoring and reporting procedures. If an institution's composite score falls below this threshold level or is between the minimum for unconditional approval and the threshold for more than three consecutive years, the institution will be required to post a letter of credit in favor of the DOE. The Company does not believe that these new regulations will have a material effect on the Company's compliance with the DOE's financial responsibility standards.

     The process of reauthorizing the HEA by the U.S. Congress, which takes place approximately every five years, has begun and is expected to be completed by 1998. It is not possible to predict the outcome of the reauthorization process. Although there is no present indication that the Congress will decline to reauthorize the Title IV Programs, there can be no assurance that government funding for the Title IV Programs will continue to be available or maintained at current levels, nor can there be assurance that current requirements for student and institutional participation in the Title IV Programs will be unchanged. Thus, the reauthorization process could result in revisions to the HEA that increase the compliance burden on the Company's school. A reduction in funding levels for federal student financial assistance programs could impact the Company's ability to attract students.

     In order to operate and award degrees, diplomas and certificates and to participate in the Title IV Programs, a campus must be licensed or authorized to offer its programs of instruction by the relevant agencies of the state in which such campus is located. The Company's campuses are licensed or authorized by the relevant agencies of the state in which such campus is located. In addition, in order to participate in the Title IV Programs, an institution must be accredited by an accrediting agency recognized by the DOE.

     With each acquisition (or sale) of an institution that is eligible to participate in the Title IV Programs, that institution undergoes a change of ownership that results in a change of control, as defined in the HEA and applicable regulations. In such event, that institution becomes ineligible to participate in the Title IV Programs and may receive and disburse only previously committed Title IV Program funds to its students until it has applied for and received from the DOE recertification under the institution's new ownership.

                         DATA PROCESSING TRAINERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 7 - RELATED PARTY TRANSACTIONS

     On December 30, 1996, the Company distributed $334,930 to the owner and sole stockholder of the Company. Subsequently, during 1997, management determined that, based on the 1997 earnings of the Company and the year end cash balance, the distribution was unearned by the owner in 1996. As a result, the amount was recorded as a receivable at December 31, 1996. In 1997, the $334,930 was determined to be earned by the owner and was recorded as compensation to the owner.

     During 1997, the Company paid business expenses of $104,429 on behalf of another company controlled by the owner of the Company. This amount was recorded by the Company as a receivable from the owner at December 31, 1997. Subsequently in 1998, the $104,930 was recorded as a distribution to the owner.

     Based on the discretionary nature of the transactions, the private ownership status of the Company at the time of the transactions and the subsequent disposition of the receivables, both amounts have been presented as reductions of equity at each respective year end.


NOTE 8 - SUBSEQUENT EVENT

     On March 24, 1998, all of the Company's outstanding stock was acquired by Siemann Educational Systems, Inc. ("SES"). On that date, the Company became a wholly owned subsidiary of SES and ceased to be a Subchapter S corporation for tax purposes. The former owner signed a noncompete agreement and a consulting contract with a term of two years to assist in the transition of ownership to SES.

     As a result of the change in ownership, the Company ceased to be eligible for Title IV Federal funding of tuition and tuition receivables. SES has filed the appropriate documents with Federal and state agencies to restore funding. Approval to restore funding was granted on May 18, 1998. The Company expects to have full Title IV funding to be restored by approximately June 8, 1998.

(b) Pro forma financial information

                            PRO FORMA FINANCIAL DATA
                                   (UNAUDITED)

Pro forma consolidated statements of operations

The following unaudited pro forma statements of operations have been derived from the statements of operations of Siemann Educational Systems ("SES" or the "Company") and Data Processing Trainers, Inc. ("DPT") for the three months ended March 31, 1998 and the twelve months ended December 31, 1997. The pro forma statements are presented to give effect to the acquisition of DPT on March 24, 1998, as if the acquisition had occurred on January 1, 1997. The pro forma statements of operations are presented for informational purposes only and do not purport to be indicative of the results of operations that actually would have resulted had the acquisition been consummated on January 1, 1997, nor which may result from future operations.

The pro forma consolidated statements of operations should be read in conjunction with the notes thereto and the Company's consolidated financial statements and related notes contained in the 10-KSB for the year ended December 31, 1997 and the 10-QSB for the quarter ended March 31, 1998 and DPT's financial statements for the year ended December 31, 1997 included in the 8-K filing.


                       SIEMANN EDUCATIONAL SYSTEMS, INC. AND SUBSIDIARIES

                        HISTORICAL AND PRO FORMA STATEMENT OF OPERATIONS
                            FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                           (UNAUDITED)


                                                                   Pro forma
                                                 Historical       Adjustments       Pro forma
                                               -------------                      -------------
Revenue:
   Education revenues                          $   2,974,626                      $   2,974,626
   College supplies and cafeteria sales              109,919                            109,919
   Other income                                       27,757                             27,757
                                               -------------                      -------------
                                                   3,112,302                          3,112,302
Expenses:
   Educational services and facilities             1,686,405                          1,686,405
   Cost of cafeteria and supply sales                201,022                            201,022
   Selling and promotion                             438,030                            438,030
   General and administrative                        360,173    3)   (202,499)          157,674
   Interest expense                                   94,995    1)    225,302           320,297
   Depreciation and amortization                           0    2)     63,169            63,169
   Bad debt expense                                   48,231                             48,231
                                               -------------                      -------------

        Operating expenses                         2,828,856                          2,914,828
                                               -------------                      -------------

Operating income                                     283,446                            197,474
Provision for income taxes                                 0    4)    (67,141)          (67,141)
                                               -------------                      -------------
Net income                                     $     283,446                      $     130,333
                                               =============                      =============
Net income per share:
     Primary                                                                      $         .03
                                                                                  =============
     Fully diluted                                                                $         .02
                                                                                  =============

Weighted number of shares outstanding:
     Primary                                                                           3,765,000
                                                                                  ==============
     Fully diluted                                                                     5,920,463
                                                                                  ==============


                                                                                         Page 15

                                See notes to pro forma statements


                        SIEMANN EDUCATIONAL SYSTEMS, INC. AND SUBSIDIARIES

                         HISTORICAL AND PRO FORMA STATEMENT OF OPERATIONS
                               FOR THE YEAR ENDING DECEMBER 31, 1997
                                            (UNAUDITED)


                                                                    Pro forma
                                               Historical          Adjustments        Pro forma
                                             -------------                          -------------
Revenue:
   Education revenues                        $   9,359,742                          $   9,359,742
   College supplies and cafeteria sales            368,020                                368,020
   Other income                                    161,690                                161,690
                                             -------------                          -------------
                                                 9,889,452                              9,889,452
Expenses:
   Educational services and facilities           4,880,604                              4,880,604
   Cost of cafeteria and supply sales              378,136                                378,136
   Selling and promotion                           947,420                                947,420
   General and administrative                    2,923,096      3)   (1,480,621)        1,442,475
   Interest expense                                300,348      1)      901,207         1,201,555
   Depreciation and amortization                    91,091      2)      252,677           343,768
   Bad debt expense                                138,353                                138,353
                                             -------------                          -------------

        Operating expenses                       9,659,048                              9,332,311
                                             -------------                          -------------

Operating income                                   230,404                                557,141
Provision for income taxes                               0      4)     (189,428)         (189,428)
                                             -------------                          -------------
Net income                                   $     230,404                          $     367,713
                                             =============                          =============

Net income per share:
     Primary                                                                        $         .17
     Fully diluted                                                                  $         .08
                                                                                    =============
Weighted number of shares outstanding:
     Primary                                                                            2,184,562
                                                                                    =============
     Fully diluted                                                                      4,340,025
                                                                                    =============

                                  See notes to pro forma statements

                                                                                          Page 16


               SIEMANN EDUCATIONAL SYSTEMS, INC. AND SUBSIDIARIES

                          NOTES TO PRO FORMA STATEMENTS




1) Adjustment to record interest expense related to notes payable obligations incurred with the purchase of DPT in the amount of $213,456 and $853,825 for the periods ending March 31, 1998 and December 31, 1997, respectively. Also, includes amortization (in the amounts of $11,846 and $47,382 for the periods ending March 31, 1998 and December 31, 1997, respectively) of value allocated to redeemable warrants granted to a lender.

2) Adjustment to record amortization of goodwill related to the purchase of DPT of $54,452 and $217,810 for the periods ending March 31, 1998 and December 31, 1998, respectively. Goodwill is being amortized over 40 years. Also, includes amortization (in the amounts of $8,717 and $34,867 for the periods ending March 31, 1998 and December 31, 1997, respectively) of the deferred costs of obtaining debt.

3) Adjustment to exclude the compensation of the prior sole shareholder of DPT. The shareholder's management position was not directly replaced; however, campus managers' compensation increased due to increased responsibility and has been added back.

4) Adjustment to record Federal and state income taxes based on an estimated Federal and state statutory tax rate of 34%.

5) The fully diluted number of shares outstanding includes shares exercisable under warrants issued to two lenders of funds that SES used to purchase DPT as determined under the treasury stock method. In addition, the fully diluted number of shares outstanding includes shares issuable in the future to the former owner of DPT. The exact number of shares to be issued is contingent upon the the market price one year from the closing date of the sale of DPT to SES. For purposes of determining the number of shares for inclusion in the diluted number of shares outstanding, the approximate current price of $3.75 per share has been used.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           SIEMANN EDUCATIONAL SYSTEMS, INC.
                                                     (Registrant)


                                           By: /s/ PAUL T. SIEMANN
                                              ----------------------------------
                                              Paul T. Siemann, President and CEO